NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	Chairman, President and CEO	B.B. Hollingsworth, Jr.	(713) 647-5700

	SVP, CFO and Treasurer	Robert T. Ray	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors/Media	Russell A. Johnson	(713) 513-9515

FOR IMMEDIATE RELEASE
THURSDAY, MARCH 31, 2005

GROUP 1 AUTOMOTIVE TO PRESENT AT SIDOTI INVESTOR FORUM

HOUSTON, March 31, 2005 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 specialty retailer, announced that executive management will present at Sidoti & Company’s Ninth Annual Emerging Growth Institutional Investor Forum on April 7, 2005. The presentation will cover Group 1’s financial results and an overview of the company’s strategy.

Group 1 is scheduled to present at The Grand Hyatt Hotel in New York on April 7, at 2:05 p.m. EDT. A copy of the slide presentation will be available on the Investor Relations section of Group 1’s Web site at www.group1auto.com.

About Group 1 Automotive, Inc.
Group 1 owns 96 automotive dealerships comprised of 142 franchises, 33 brands and 32 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships and Internet sites, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.